Exhibit 8.1

MAJOR CONSOLIDATED SUBSIDIARIES AND ASSOCIATED COMPANIES

AMERICAS	GROUP HOLDING%	SELLING	MANUFACTURING	RESEARCH	SERVICES, FINANCE
ARGENTINA Ciba Especialidades Quimicas S.A., Buenos Aires	100	•
BERMUDA Chemical Insurance Company Ltd., Hamilton	100				•
Ciba Specialty Chemicals Eurofinance Ltd., Hamilton	100				•
Ciba Specialty Chemicals International Finance Ltd., Hamilton	100				•
BRAZIL Ciba Especialidades Quimicas Ltda., São Paulo	100	•	•
CANADA Ciba Specialty Chemicals Canada Inc., Mississauga	100	•	•
CHILE Ciba Especialidades Quimicas Ltd., Santiago de Chile	100	•
COLOMBIA Ciba Especialidades Quimicas S.A., Bogotá	100	•
MEXICO Ciba Especialidades Quimicas Mexico S.A. de C.V., Mexico	100	•	•
PANAMA Ciba Especialidades Quimicas Colon S.A., Colon	100	•
UNITED STATES OF AMERICA Ciba Specialty Chemicals Corporation, Tarrytown, NY	100	•	•	•

ASIA PACIFIC
AUSTRALIA Ciba Specialty Chemicals Pty. Ltd., Thomastown	100	•	•
BAHRAIN Ciba Specialty Chemicals Middle East W.L.L., Manama (Al Seef District)	100	•
CHINA Ciba Specialty Chemicals (China) Ltd., Shanghai	100	•		•	•
Ciba Specialty Chemicals (Hong Kong) Ltd., Hong Kong	100	•

ASIA PACIFIC	GROUP HOLDING%	SELLING	MANUFACTURING	RESEARCH		SERVICES, FINANCE
Ciba Specialty Chemicals (Shanghai) Ltd., Shanghai	100	•
Ciba Specialty Chemicals (Suzhou) Co., Ltd., Suzhou	100		•
Guangzhou Ciba Specialty Chemicals Co. Ltd., Guangzhou	80		•
Qingdao Ciba Pigments Co. Ltd., Qingdao	91		•
Shanghai Ciba Gao-Qiao Chemical Co. Ltd., Shanghai	75	•	•
Xiangtan Chemicals & Pigments Co. Ltd., Xiangtan	49	•	•
INDIA Ciba India Private Ltd., Mumbai	100				•	•
Ciba Specialty Chemicals (India) Ltd., Mumbai(i)	69	•	•
Diamond Dye-Chem Ltd., Mumbai(ii)	69	•	•
INDONESIA PT Ciba Specialty Chemicals Indonesia, Jakarta	100	•
PT Intercipta Kimia Pratama, Jakarta	60	•	•
PT Latexia Indonesia, Jakarta	100	•	•
JAPAN Chemipro Fine Chemical Kaisha Ltd., Kobe	51	•	•
Ciba Specialty Chemicals K.K., Osaka	100	•		•
Musashino-Geigy Company Ltd., Kitaibaraki	75	•	•
Nippon Alkyl Phenol Co. Ltd., Tokyo	47	•	•
REPUBLIC OF KOREA (SOUTH KOREA) Ciba Specialty Chemicals Korea Ltd., Seoul	100	•	•
Daihan Swiss Chemical Corporation, Seoul	100	•	•	•
Doobon Fine Chemical Co., Ltd., Chongwon-kun	63	•	•
MALAYSIA Ciba Specialty Chemicals (Malaysia) Sdn Bhd, Klang	100	•	•
NEW ZEALAND Ciba Specialty Chemicals N.Z. Ltd., Auckland	100	•	•
SINGAPORE Ciba Specialty Chemicals (Singapore) Pte Ltd., Singapore	100	•
Ciba Specialty Chemicals Industries (Singapore) Pte Ltd., Jurong Island	100	•	•

ASIA PACIFIC	GROUP HOLDING%	SELLING	MANUFACTURING	RESEARCH	SERVICES, FINANCE
SOUTH AFRICA Ciba Specialty Chemicals (Pty) Ltd., Spartan	100	•
TAIWAN Ciba Specialty Chemicals (Taiwan) Ltd., Kaohsiung	100	•	•
THAILAND Ciba Specialty Chemicals (Thailand) Ltd., Bangkok	100	•	•

EUROPE
AUSTRIA Ciba Spezialitätenchemie Österreich GmbH, Pischelsdorf / Zwentendorf	100	•	•
BELGIUM Ciba Specialty Chemicals N.V., Groot-Bijgaarden	100	•
DENMARK A/S Alfred Gad, Lynge	100	•
FINLAND Ciba Specialty Chemicals Oy, Raisio	100	•	•	•	•
Finnamyl Oy, Raisio	100	•	•
FRANCE Ciba Spécialités Chimiques SA, Saint Fons	100	•	•	•
GERMANY Ciba Spezialitatenchemie Grenzach GmbH, Grenzach-Wyhlen	100		•	•
Ciba Spezialitatenchemie Holding Deutschland GmbH, Lampertheim	100				•
Ciba Spezialitatenchemie Lampertheim GmbH, Lampertheim	100	•	•	•
HUNGARY Ciba Specialty Chemicals Central Eastern Europe Ltd., Budapest	100	•
ITALY Ciba Specialty Chemicals S.p.A., Sasso Marconi (Bologna)	100	•	•	•
Magenta Master Fibers S.r.l., Milano	60	•	•
LUXEMBOURG Ciba Specialty Chemicals Finance Luxembourg S.A., Luxembourg	100				•

EUROPE	GROUP HOLDING%	SELLING	MANUFACTURING	RESEARCH	SERVICES, FINANCE
NETHERLANDS Ciba Specialty Chemicals International Nederland B.V., Maastricht	100				•
Ciba Specialty Chemicals (Maastricht) B.V., Maastricht	100	•	•	•
Ciba Specialty Chemicals Heerenveen B.V., Heerenveen	100	•	•	•
SPAIN Ciba Especialidades Quimicas S.L., Barcelona	100	•	•
SWEDEN Ciba Specialty Chemicals Sweden AB, Göteborg	100	•
AB CDM, Västra Frölunda	100	•
SWITZERLAND Ciba Specialty Chemicals Holding Inc., Basel(iii)					•
Ciba Spécialités Chimiques Monthey SA, Monthey	100		•
Ciba Spezialitätenchemie AG, Basel	100	•	•	•
Ciba Spezialitätenchemie Finanz AG, Basel	100				•
Ciba Spezialitätenchemie International AG, Basel	100				•
Ciba Spezialitätenchemie Kaisten AG, Kaisten	100		•
Ciba Spezialitätenchemie Schweizerhalle AG, Muttenz	100		•
Ciba Spezialitätenchemie Services AG, Basel	100				•
CIMO Compagnie Industrielle de Monthey SA, Monthey	50				•
TURKEY Ciba Özel Kimyevi Ürünler Sanayi ve Ticaret Ltd., Istanbul	100	•
UNITED KINGDOM Ciba Specialty Chemicals PLC, Macclesfield	100	•	•	•
Ciba Specialty Chemicals Investment PLC, Macclesfield	100				•
Pira International Limited, Leatherhead	100	•		•

(i)	The shares of Ciba Specialty Chemicals (India) Limited, Mumbai, (“CSCIL”) are listed on the Bombay Stock Exchange Limited (www.bseindia.com) under the scrip name “CIBA SPE CH”; the scrip code is 532184. The total market value of the 13 280 819 outstanding shares of CSCIL as of December 31, 2006, was approximately CHF 98.96 million (INR 3636.95 million). As of December 31, 2006, the Company held 9 200 887 Equity Shares, representing 69.28 percent of the paid-up share capital of CSCIL.
(ii)	Diamond Dye-Chem Limited is a wholly owned subsidiary of CSCIL.
(iii)	Ciba Specialty Chemicals Holding Inc. is the ultimate holding company of Ciba Specialty Chemicals Group. Its Shares are listed on the Swiss Exchange and, since August 2, 2000, the Company’s American Depository Shares (ADSs”) are listed on the New York Stock Exchange. Two ADSs represent one Share of the Company’s common stock.